Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
January 26, 2010	President and CEO -or-
Pamela M. Gregio
Investor Relations
Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES QUARTERLY CASH DIVIDEND

WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors at their meeting on January 26, 2010 declared a regular $0.16 cash dividend on the common stock of the Company, payable on February 25, 2010 to the stockholders of record at the close of business on February 15, 2010.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.

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